Exhibit 99.1

BancFirst Corporation Reports Second Quarter Earnings

OKLAHOMA CITY, July 21, 2016 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $17.5 million, or $1.10 diluted earnings per share, for the second quarter of 2016 compared to net income of $16.6 million, or $1.05 earnings per share, for the first quarter of 2016, and net income of $18.6 million, or $1.17 earnings per share, for the second quarter of 2015. The second quarter of 2015 included a gain from the sale of an equity investment by the Company's wholly-owned subsidiary, Council Oak Partners, LLC, of approximately $5.3 million. Net income for the six months ended June 30, 2016 was $34.1 million, or $2.15 per share, compared to $34.8 million, or $2.20 per share, for the first half of 2015.

The Company's net interest income for the second quarter of 2016 increased to $50.9 million compared to $46.2 million for the second quarter of 2015. The net interest margin for the quarter was 3.28% compared to 3.07% a year ago. Internal loan growth, acquired loans from our October 2015 acquisition and the increase in Fed Fund rate of 25 basis points during the 4th quarter of 2015 contributed to the higher net interest income and margin in 2016. The provision for loan losses for the second quarter of 2016 increased to $2.8 million compared to $1.3 million a year ago. The increase in the provision was largely due to a small number of commercial loan downgrades. Net charge-offs for the quarter were 0.02% of average loans, compared to 0.01% for the second quarter of 2015. Noninterest income for the quarter totaled $26.1 million, compared to $28.7 million last year, which included the aforementioned investment gain. Noninterest expense for the quarter totaled $47.7 million compared to $45.4 million last year, as a result of salary increases from raises and our acquisition in the fourth quarter of 2015. The Company's effective tax rate was 33.7% compared to 34.3% for the second quarter of 2015.

At June 30, 2016, the Company's total assets were $6.7 billion, largely unchanged from December 31, 2015. Securities decreased $133.7 million to a total of $419.2 million. Loans totaled $4.3 billion, up slightly from December 31, 2015. Deposits totaled $5.9 billion, virtually unchanged from the December 31, 2015 total. The Company's total stockholders' equity was $676.8 million, an increase of $21.3 million, or 3.3%, over December 31, 2015.

David Rainbolt, CEO of BancFirst Corporation, stated "I would characterize our earnings as acceptable at this juncture. Our people have worked hard on all fronts to improve our efficiency even in a low interest environment."

Asset quality remained solid during the second quarter of 2016. Nonperforming and restructured assets were 0.59% of total assets at June 30, 2016 compared to 0.83% at December 31, 2015. The decrease in nonperforming and restructured assets was largely due to one relationship that was removed from a troubled debt restructuring status due to sustained improvement in financial condition, performance, and the commercially reasonable nature of its structure. Sales of other real estate owned also contributed to the decrease in nonperforming assets. The allowance to total loans was 1.07% compared to 0.98% at year-end 2015. The allowance to nonperforming and restructured loans was 134.1% compared to 88.5% at year-end 2015.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 100 banking locations serving 53 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2016	2016	2015	2015	2015
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$ 50,868	$ 49,976	$ 50,075	$ 46,876	$ 46,215
Provision for loan losses	2,804	4,103	3,646	1,424	1,271
Non-interest income:
Trust revenue	2,602	2,465	2,254	2,295	2,200
Service charges on deposits	15,485	14,710	15,077	14,910	14,312
Securities transactions	(65)	100	2,148	-	5,392
Income from sales of loans	695	562	434	545	549
Insurance commissions	3,255	4,135	3,176	4,427	3,120
Cash management	2,732	2,318	1,899	1,906	1,886
Other	1,353	1,327	1,485	1,241	1,256
Total noninterest income	26,057	25,617	26,473	25,324	28,715

Non-interest expense:
Salaries and employee benefits	30,008	29,357	28,938	28,746	27,886
Occupancy expense, net	3,071	2,827	2,926	3,051	2,700
Depreciation	2,567	2,530	2,565	2,488	2,449
Amortization of intangible assets	580	581	602	444	445
Data processing services	1,174	1,215	1,151	1,132	1,179
Net expense (income) from other real estate owned	35	(1,141)	143	51	(184)
Marketing and business promotion	1,624	1,855	2,266	1,640	1,401
Deposit insurance	855	839	876	820	836
Other	7,806	8,228	9,544	7,980	8,717
Total noninterest expense	47,720	46,291	49,011	46,352	45,429
Income before income taxes	26,401	25,199	23,891	24,424	28,230
Income tax expense	8,908	8,620	8,163	8,794	9,677
Net income	$ 17,493	$ 16,579	$ 15,728	$ 15,630	$ 18,553
Per Common Share Data:
Net income-basic	$ 1.12	$ 1.07	$ 1.00	$ 1.01	$ 1.19
Net income-diluted	1.10	1.05	0.99	0.98	1.17
Cash dividends declared	0.36	0.36	0.36	0.36	0.34
Common shares outstanding	15,560,271	15,527,804	15,597,446	15,591,530	15,562,298
Average common shares outstanding -
Basic	15,549,811	15,534,416	15,609,599	15,581,593	15,536,325
Diluted	15,842,485	15,816,371	15,923,924	15,906,124	15,864,924
Performance Ratios:
Return on average assets	1.04%	1.00%	0.94%	0.97%	1.14%
Return on average equity	10.42	10.05	9.51	9.64	11.79
Net interest margin	3.28	3.25	3.23	3.12	3.07
Efficiency ratio	62.03	61.24	64.03	64.20	60.63

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended June 30,
	2016	2015
Condensed Income Statements:
Net interest income	$ 100,844	$ 91,841
Provision for loan losses	6,907	2,605
Non-interest income:
Trust revenue	5,067	4,542
Service charges on deposits	30,195	27,664
Securities transactions	35	7,121
Income from sales of loans	1,257	989
Insurance commissions	7,390	7,188
Cash management	5,050	3,705
Other	2,680	2,802
Total noninterest income	51,674	54,011

Non-interest expense:
Salaries and employee benefits	59,365	55,399
Occupancy expense, net	5,898	5,535
Depreciation	5,097	4,913
Amortization of intangible assets	1,161	889
Data processing services	2,389	2,296
Net (income) expense from other real estate owned	(1,106)	130
Marketing and business promotion	3,479	3,080
Deposit insurance	1,694	1,662
Other	16,034	16,448
Total noninterest expense	94,011	90,352
Income before income taxes	51,600	52,895
Income tax expense	17,528	18,083
Net income	$ 34,072	$ 34,812
Per Common Share Data:
Net income-basic	$ 2.19	$ 2.24
Net income-diluted	2.15	2.20
Cash dividends declared	0.72	0.68
Common shares outstanding	15,560,271	15,562,298
Average common shares outstanding -
Basic	15,542,114	15,521,916
Diluted	15,830,677	15,852,532
Performance Ratios:
Return on average assets	1.02%	1.08%
Return on average stockholders' equity	10.23	11.23
Net interest margin	3.27	3.07
Efficiency ratio	61.64	61.95

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2016	2016	2015	2015	2015
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$ 6,683,376	$ 6,740,938	$ 6,692,829	$ 6,406,096	$ 6,498,898
Interest-bearing deposits with banks	1,373,923	1,498,356	1,394,813	1,491,873	1,638,038
Securities	419,238	497,986	552,949	507,858	537,319
Total loans	4,337,063	4,282,738	4,245,773	3,972,075	3,871,919
Allowance for loan losses	(46,566)	(44,571)	(41,666)	(40,970)	(42,621)
Deposits	5,943,982	6,010,872	5,973,358	5,698,591	5,808,221
Stockholders' equity	676,830	662,661	655,510	646,061	634,244
Book value per common share	43.50	42.68	42.03	41.44	40.76
Tangible book value per common share	39.09	38.22	37.56	37.99	37.27
Balance Sheet Ratios:
Average loans to deposits	71.74%	71.28%	69.62%	67.88%	65.95%
Average earning assets to total assets	93.05	92.88	92.84	93.15	93.11
Average stockholders' equity to average assets	10.02	9.92	9.84	10.02	9.67
Asset Quality Data:
Past due loans	$ 2,695	$ 1,099	$ 1,841	$ 2,061	$ 1,311
Nonaccrual loans	30,063	31,040	30,096	30,321	32,177
Restructured loans	1,974	533	15,143	15,386	15,702
Total nonperforming and restructured loans	34,733	32,672	47,080	47,768	49,190
Other real estate owned and repossessed assets	4,469	4,245	8,214	7,863	7,521
Total nonperforming and restructured assets	39,202	36,917	55,294	55,631	56,711
Nonperforming and restructured loans to total loans	0.80%	0.76%	1.11%	1.21%	1.27%
Nonperforming and restructured assets to total assets	0.59	0.55	0.83	0.87	0.87
Allowance to total loans	1.07	1.04	0.98	1.03	1.10
Allowance to nonperforming and restructured loans	134.07	136.42	88.50	85.77	86.65
Net charge-offs to average loans	0.02	0.03	0.07	0.08	0.01

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016			June 30, 2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 4,296,172	$ 51,216	4.78%	$ 4,269,528	$ 101,545	4.77%
Securities – taxable	457,021	1,344	1.18	474,263	2,671	1.13
Securities – tax exempt	41,015	372	3.64	41,776	765	3.67
Interest bearing deposits with banks	1,459,623	1,852	0.51	1,439,562	3,654	0.51
Total earning assets	6,253,831	54,784	3.51	6,225,129	108,635	3.50

Nonearning assets:
Cash and due from banks	176,042			177,749
Interest receivable and other assets	335,869			336,356
Allowance for loan losses	(44,520)			(43,058)
Total nonearning assets	467,391			471,047
Total assets	$ 6,721,222			$ 6,696,176

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 787,174	$ 207	0.11%	$ 789,647	$ 408	0.10%
Savings deposits	2,088,482	1,691	0.32	2,083,643	3,382	0.33
Time deposits	708,242	1,194	0.68	715,017	2,382	0.67
Short-term borrowings	1,876	2	0.37	1,494	3	0.37
Junior subordinated debentures	31,959	523	6.56	31,959	1,045	6.56
Total interest bearing liabilities	3,617,733	3,617	0.40	3,621,760	7,220	0.40

Interest free funds:
Noninterest bearing deposits	2,404,535			2,382,159
Interest payable and other liabilities	25,399			24,512
Stockholders' equity	673,555			667,745
Total interest free funds	3,103,489			3,074,416
Total liabilities and stockholders' equity	$ 6,721,222			$ 6,696,176
Net interest income		$ 51,167			$ 101,415
Net interest spread			3.11%			3.10%
Effect of interest free funds			0.17%			0.17%
Net interest margin			3.28%			3.27%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002